Exhibit 5.1

                                 August 11, 2004



Limelight Media Group, Inc.
8000 Centerview Parkway
Suite 115
Memphis, TN  38018

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form SB-2 (File No. 333-115158) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 58,211,160 shares (the "Shares") of common stock, par value $0.001 per share, of Limelight Media Group, Inc., a Nevada corporation (the "Company").

          You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company's articles of incorporation, as amended, and bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion we have assumed the genuineness of signatures on the documents we have examined, and the conformity to authentic original documents of all documents submitted to us as copies.

          This opinion is rendered as of the date of this letter and is limited to matters of Nevada corporate law. We express no opinion as to the laws of any other state, the federal law of the United States, or the effect of any applicable federal or state securities laws.

          Based upon and subject to the foregoing, it is our opinion that (i) with respect to the Shares that have been issued by the Company as of the date of this letter, such shares have been duly authorized and are validly issued, fully paid, and nonassessable, and (ii) with respect to the Shares which are to be issued by the Company after the date of this letter, such shares are duly authorized for issuance by the Company and, when issued in accordance with the terms and conditions described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

Limelight Media Group, Inc.
August 11, 2004
Page 2


          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters". In giving our consent we do not admit that we are in the category of persons whose consent is required under
Section 7 of the 1933 Act or the rules and regulations under such act.

                                        Very truly yours,


                                        /s/ Burton, Bartlett & Glogovac

                                        Burton, Bartlett & Glogovac

CTB/dsm